UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2016 (April 1, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Long Term Incentive Awards

On April 1, 2016, Innophos Holdings, Inc. (the “Company”) granted/awarded (i) restricted shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) non-qualified options to purchase shares of Common Stock to participants in its 2009 Long Term Incentive Plan (the “2009 LTIP”), including to the officers shown in the following table (who are those current employees who were listed as “named executive officers” under Securities and Exchange Commission rules in the Company’s 2015 proxy statement) and in the amounts indicated:

Name and Title	Number of Restricted Shares	Number of Shares Underlying Options	Option Exercise Price Per Share

Kim Ann Mink President & Chief Executive Officer	8,863	83,152	$31.11

Mark Feuerbach Senior Vice President, Investor Relations, Treasury, Financial Planning & Analysis*	4,170	26,083	$31.11

_________
*Mr Feuerbach served as Chief Financial Officer on an interim basis from December 4, 2015 through March 31, 2016.

Restricted shares are issued and outstanding shares of Common Stock held in escrow pending distribution to participants as they vest depending on time and continued service to the Company. Awards of restricted shares granted in the 2016 program vest in three equal installments on March 31 of 2017, 2018 and 2019 (except, in the case of Dr. Mink, they vest in three equal installments on December 31 of 2016, 2017 and 2018). Like other outstanding shares of Common Stock, restricted shares are entitled to receive cash dividends as declared by the Board of Directors and to be voted on stockholder matters by participants. Generally, except for special circumstances, failure to remain with the Company for the full vesting period causes unvested shares to be forfeited.

The options, all of which are non-qualified options, were granted at an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Stock Market on the date of grant. Generally, the stock options granted in the 2016 program vest in three equal installments on March 31 of 2017, 2018 and 2019 (except, in the case of Dr. Mink, they vest in three equal installments on December 31 of 2016, 2017 and 2018). Vested options may be exercised in whole or in part, and, for actively employed participants, those options that remain unexercised will expire after ten years from the date of the grant. Special circumstances for vesting and exercise apply for different kinds of service terminations, as set forth in the terms of the grant.

In general, both types of awards under the 2016 program are entitled to accelerated vesting and other enhanced rights in connection with “Changes in Control” (as defined in the 2009 LTIP) and the participants’ individual employment circumstances as affected by the change. Awards of both types that have not yet vested are also subject to forfeiture in the event former employees violate any applicable non-compete covenants or do not fulfill requirements during any remaining vesting period to render assistance to the Company, as requested, in legal proceedings.

On December 14, 2015, pursuant to the terms of her employment agreement, Dr. Mink received a grant of performance shares, restricted shares and stock options, representing her long term incentive award for the 2016 year. The above noted grant to Dr. Mink replaces her December 14, 2015 grant of performance shares, so that her 2016 award now consists solely of restricted shares and stock options (including those restricted shares and stock options granted to Dr. Mink on December 14, 2015) in order to match the composition of her 2016 long term incentive award to the 2016 awards of other employees.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

April 6, 2016	By:	/s/ Joshua Horenstein

	Name:	Joshua Horenstein
	Title:	Chief Legal Officer and Corporate Secretary